Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-159955, 333-163063, 333-171203 and 333-172655) and the related prospectuses and Form S-8 (Nos. 333-141525, 333-147805 and 333-165722) of Rosetta Genomics Ltd. of our report dated March 31, 2011 with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 31, 2011	A Member of Ernst & Young Global